EXHIBIT 10.19

STATE OF NORTH CAROLINA

COUNTY OF

EMPLOYEE STOCK OPTION AGREEMENT

THIS EMPLOYEE STOCK OPTION AGREEMENT (the “Agreement”) is made as of the          day of             , 200     (the “Date of Grant”), by and between MOUNTAIN 1ST BANK & TRUST COMPANY, a North Carolina banking corporation (the “Bank”), and                                          , a resident of                                  County, North Carolina (the “Optionee”).

WHEREAS, the EMPLOYEE STOCK OPTION PLAN (the “Plan”) provides that the Bank’s Board of Directors or its designated committee (the “Board”) may, from time to time, grant officers and employees of the Bank the right or option to purchase shares of the Bank’s $5.00 par value common stock (“Common Stock”) under the terms and conditions set forth in the Plan; and

WHEREAS, the Optionee currently is a full-time employee of the Bank to whom the Board wishes to grant an option.

NOW, THEREFORE, in consideration of the premises and the agreements of the parties set forth herein, the Bank and the Optionee hereby agree as follow:

1. Grant of Option. Pursuant to and subject to the terms and conditions contained in the Plan and this Agreement, the Bank hereby grants to the Optionee the right and option (the “Option”) to purchase from the Bank all or any number of an aggregate of                                          (            ) shares of Common Stock (the “Option Stock”), which may be authorized but unissued shares, or shares acquired by the Bank on the open market, or shares acquired in private transactions. The Option is intended to be an Incentive Stock Option (an “ISO”) as that term is defined in the Plan.

The Option is granted under and pursuant to the Plan, the terms and conditions of which are incorporated herein by reference. Capitalized terms used in this Agreement, which are defined in the Plan, shall have the same meaning herein as assigned to such terms in the Plan. In the event any provision of this Agreement conflicts or is inconsistent with a term or condition of the Plan, then the Plan provision shall be controlling and shall supersede the provisions of this Agreement.

2. Date of Grant of Option. For purposes of the Plan and this Agreement, the Date of Grant of the Option shall be the date of this Agreement.

3. Exercise Price. The Exercise Price to be paid by the Optionee for the purchase of the Option Stock upon exercise of the Option shall be                                          and     /100 Dollars ($            ) per share.

4. Exercise Schedule. Subject to any further restrictions contained in the Plan or this Agreement, the Optionee’s right to exercise the Option, either in whole or in part, shall be conditioned upon the Optionee’s completion of six (6) months of service in the employment of the Bank following the Date of Grant (the “Waiting Period”). Notwithstanding any provision of this Agreement to the contrary, the Option may not be exercised at any time as to a fractional share.

5. Method of Exercise. To exercise the Option in whole or in part, the Optionee must deliver written notice of such exercise (a “Notice of Exercise”) to the President or Secretary of the

Bank. Such written notice shall be substantially in the form attached hereto as Exhibit A and shall specify the number of shares of Option Stock to be purchased. A Notice of Exercise shall not be effective (and the Bank shall have no obligation to sell any Option Stock to the Optionee pursuant to such notice) unless it satisfies the terms and conditions contained in the Plan and this Agreement and actually is received by the Bank prior to the Expiration Date (defined below) or any earlier termination of the Option.

Notwithstanding any provision of this Agreement to the contrary, the Optionee may not exercise the Option to purchase less than One Hundred (100) shares, unless the Board otherwise approves or unless the partial exercise is for all remaining shares of Option Stock available under the Option. Following receipt from the Optionee of a valid and effective Notice of Exercise and full payment of the Exercise Price relating to the number of shares of Option Stock being purchased, a stock certificate representing that number of shares shall be issued and delivered by the Bank to the Optionee as soon as practicable; provided however that, the Bank shall have the right and discretion to hold any shares purchased upon exercise of the Option in escrow for a period ending on the later of (i) two years from the Date of Grant of the Option, or (ii) one year after issuance of the stock upon exercise of the Option, for the sole purpose of informing the Bank of a disqualifying disposition within the meaning of Section 422 of the Internal Revenue Code of 1986. During any such escrow period, the Optionee shall have all rights of a shareholder with respect to the Option Stock purchased, including but not limited to the right to vote, receive dividends on, and to sell such stock.

6. Payment. The Exercise Price of Option Stock being purchased upon an exercise of the Option (in part or in whole) shall be paid by the Optionee in full at the time of that exercise. The payment shall be made in the manner described in the Plan and shall accompany the Notice of Exercise. The Option shall not be considered to have been properly exercised as to any Option Stock, and no Option Stock shall be issued or delivered, until full payment of the Exercise Price has been made.

7. Expiration or Termination.

(a) Expiration Date. Notwithstanding any provision of this Agreement to the contrary, to the extent the Option shall not previously have been exercised in the manner required by or otherwise terminated as provided in the Plan or this Agreement, the Option shall expire and terminate at 5:00 P.M. on the “Expiration Date” which, for purposes of this Agreement, shall be                                         .

(b) Other Termination. The Option otherwise shall terminate prior to the Expiration Date in the events and upon the occurrences described in the Plan.

(c) Effect of Termination or Expiration of Option. Upon the expiration or termination of all or any portion of the Option, it shall, without any further act by the Bank or the Optionee, no longer be exercisable or of any force or effect and shall no longer confer any rights to any person to purchase shares of Common Stock under the Plan or this Agreement.

8. Effect of Agreement on Employment Status of Optionee. Neither the Plan, this Agreement nor the grant of the Option is intended or shall be deemed or interpreted to constitute an employment agreement or to confer upon the Optionee any right of employment with the Bank, including without limitation any right to continue in the employ of the Bank, or to interfere with, restrict, or otherwise limit in any way the right of the Bank to discharge or terminate the employment of the Optionee at any time for any reason, with or without Cause.

9. Rights as a Shareholder. Neither the Optionee nor any other person shall have any rights as a stockholder with respect to any shares of Option Stock until the Option has been validly exercised in the manner described in the Plan and this Agreement, full payment of the Exercise Price has been made for such shares, and a stock certificate representing the Option Stock purchased upon such exercise has been registered on the Bank’s stock records in the name of and delivered to the Optionee or other person entitled to it. Except to the extent of adjustments made as described in the Plan, no adjustment on behalf of the Optionee shall be made for dividends (ordinary or extraordinary, whether in cash, securities, or other property), distributions or other rights for which the record date for determining the shareholders entitled to receive the same is prior to the date of registration and delivery of the stock certificate(s) representing the Option Stock.

10. Listing and Registration of Option Shares. If in the opinion of legal counsel for the Bank the issuance or sale of any shares of Option Stock upon the exercise of the Option would not be lawful without registration under the Securities Act of 1933 (the “1933 Act”) or without some other action being taken or for any other reason, or would require the Bank to obtain approval from any governmental authority or regulatory body having jurisdiction deemed by such counsel to be necessary to such issuance or sale, then the Bank shall not be obligated to issue or sell any Option Stock to the Optionee or any other authorized person unless a registration statement that complies with the provisions of the 1933 Act in respect of such shares is in effect at the time thereof, or all other required or appropriate action has been taken under and pursuant to the terms and provisions of the 1933 Act or other applicable law, or the Bank receives evidence satisfactory to such counsel that the issuance and sale of such shares, in the absence of an effective registration statement or other action, would not constitute a violation of the 1933 Act or other applicable law, or unless any such required approval shall have been obtained. The Bank is in no event obligated to register any such shares, to comply with any exemption from registration requirements or to take any other action which may be required in order to permit, or to remedy or remove any prohibition or limitation on, the issuance or sale of such shares to the Optionee or other authorized person.

As a condition of the exercise of the Option, the Bank may require that the Optionee execute one or more undertakings in such form as it shall prescribe to the effect that such shares are being acquired for investment purposes only and not with a view to the distribution or resale thereof.

Notwithstanding any provision of this Agreement to the contrary, it is understood and agreed that the Bank (or any successor-in-interest to the Bank) shall not be required to take any action under the Plan or this Agreement, if:

(a) The Bank is declared by any Regulatory Authority to be insolvent; or,

(b) In the opinion of counsel to the Bank, such payment or action: (i) would be prohibited by or would violate any provision of state or federal law applicable to the Bank, including without limitation the Federal Deposit Insurance Act as now in effect or hereafter amended; (ii) would be prohibited by or would violate any applicable rules, regulations, orders or statements of policy, whether now existing or hereafter promulgated, of any regulatory authority; or (iii) otherwise would be prohibited by any regulatory authority.

11. Payment of Taxes. The Optionee shall be responsible for all federal, state, local, or other taxes of any nature imposed pursuant to any law or governmental regulation or ruling on the Option or its exercise or on any income which the Optionee is deemed to recognize in connection with the Option. If the Bank shall determine to its reasonable satisfaction that the Bank is required to pay or withhold the whole or any part of any estate, inheritance, income, or other tax in connection with the Option or its exercise, the Bank shall have full power and authority to withhold and pay that tax out of any shares of Option Stock being purchased by the Optionee or from other funds otherwise payable to the Optionee, or, prior to and as a condition of exercising the Option, the Bank may require that the Optionee pay to it in cash the amount of any tax which it, in good faith, deems itself required to withhold.

12. Limit on Grant of ISOs. Notwithstanding any provision of this Agreement to the contrary (including the number of shares of Option Stock provided for herein), the aggregate Fair Market

Value (determined as of the Date of Grant) of the Option Stock for which the Option may be exercised for the first time in any calendar year (including ISOs granted under all option plans of the Bank) shall not exceed One Hundred Thousand and 00/100 Dollars ($100,000.00), and, if this Agreement covers a number of shares of Option Stock that would result in the Option exceeding that limitation, the Board shall have the right and discretion to reduce the number of shares of Option Stock, and/or to modify the Exercise Schedule, provided above so that the Option qualifies as an ISO.

13. Nontransferability. The Option shall not be assignable or transferable except by will or by the laws of descent and distribution, and, during the lifetime of the Optionee, may be exercised only by the Optionee. More particularly, but without limiting the generality of the foregoing, the Option may not be sold, assigned, transferred (except as noted herein), pledged, or hypothecated in any way, and shall not be subject to execution, attachment, or similar process.

14. Notices. Except as otherwise provided herein, any notice which the Bank or the Optionee may be required or permitted to give to the other under the Plan or this Agreement shall be in writing and shall be deemed duly given when delivered personally or deposited in the United States mail, first class postage prepaid, and properly addressed. Notice, if to the Bank, shall be sent to its President at the address of the Bank’s then current corporate office. Any notice sent by mail by the Bank to the Optionee shall be sent to the most current address of the Optionee as reflected on the records of the Bank as of the time the notice is required. If the Optionee has died, any such notice shall be given to the Optionee’s personal representative if the representative has delivered to the Bank evidence satisfactory to the Bank of the personal representative’s authority and has informed the Bank of the personal representative’s address by notice pursuant to this Paragraph 14.

Notwithstanding any provision in this Agreement to the contrary, a Notice of Exercise shall be effective only upon its actual receipt by the Bank as provided in Paragraph 5 of this Agreement.

15. Severability. Whenever possible, each provision of this Agreement shall be interpreted so as to be valid and enforceable under applicable law, but, in the event that any provision shall be held to be invalid or unenforceable, the remaining provisions shall continue to be in full force and effect, and this Agreement shall continue to be binding on the parties hereto as if such invalid or unenforceable provision or part hereof had not been included in this Agreement.

16. Modification of Agreement; Waiver. Except as otherwise provided in this Agreement, this Agreement may be modified, amended, suspended, or terminated, and any terms or conditions may be waived, but only by written instrument signed by each of the parties. No waiver hereunder shall constitute a waiver with respect to any subsequent occurrence or other transaction hereunder or of any other provision of this Agreement.

17. Captions and Headings; Gender and Number. Captions and paragraph headings used in this Agreement are for convenience only, and do not modify or affect the meaning of any provision of, are not a part of, and shall not serve as a basis for interpretation of, this Agreement. As used herein, the masculine gender shall include the feminine and neuter, the singular number the plural, and vice versa, whenever such meanings are appropriate.

18. Governing Law; Venue and Jurisdiction. The validity, interpretation, and administration of this Agreement, and the rights of any and all persons having or claiming to have any interest hereunder, shall be determined exclusively in accordance with the internal laws of the State of North Carolina. Without limiting the generality of the previous sentence, the period within which any action in connection with this Agreement must be commenced shall be governed by the internal laws of the State of North Carolina, without regard to the place where the act or omission complained of took place, the residence of any party to such action, or the place where the action may be brought or maintained. The parties agree that any suit or action relating to this Agreement shall be instituted and prosecuted in the courts of Henderson County, North Carolina, and each party hereby does waive any right or defense relating to such jurisdiction and venue.

19. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the Bank, its successors and assigns, and shall be binding upon and inure to the benefit of the Optionee, his heirs, legatees, personal representatives, executors, and administrators.

20. Entire Agreement. This Agreement (which incorporates the terms and conditions of the Plan) constitutes and embodies the entire understanding and agreement of the parties and, except as otherwise provided in this Agreement, there are no other agreements or understandings, written or oral, in effect between the parties relating to the matters addressed in this Agreement.

21. Counterparts. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Bank has caused this instrument to be executed in its corporate name by its Chief Executive Officer, President, or one of its Vice Presidents, and attested to by its Secretary or one of its Assistant Secretaries, and its corporate seal to be affixed hereto, all by authority of the Bank’s Board of Directors first duly given, and the Optionee has hereunto set his or her hand and adopted as his or her seal the typewritten word “SEAL” appearing beside his or her name, all done this the day and year first above written.

MOUNTAIN 1ST BANK & TRUST COMPANY

By:
Gregory L. Gibson, Chief Executive Officer

ATTEST:

, Secretary

[CORPORATE SEAL]

(SEAL)

, Optionee

EXHIBIT A

NOTICE OF EXERCISE

OF

EMPLOYEE STOCK OPTION

To:	The Board of Directors of Mountain 1st Bank & Trust Company

The undersigned hereby elects to purchase shares of Common Stock of MOUNTAIN 1ST BANK & TRUST COMPANY (the “Bank”) pursuant to the Option granted to the undersigned pursuant to the Employee Stock Option Plan (the “Plan”) and that certain Employee Stock Option Agreement between the Bank and the undersigned dated                     .

The undersigned elects to purchase                          whole shares of Common Stock having an aggregate Exercise Price of $            , which is tendered herewith:

[    ]    In cash in the amount of $             ;

[    ]    By bank check or money order in the amount of $            ;

[    ]    Other:                                         .

DATED the      day of             ,         .

Optionee Signature

Print Name: